This is a re-filing of Form 8-A12B filing made on June 20, 2003 under CIK 0000894356 (Structured Products Corp.). We are making this filing, at the request of the SEC's staff, for the sole purpose of obtaining a commission file number.


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
                            -------------------------
             (Exact name of registrant as specified in its charter)



                Delaware                                 13-3692801
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(State of incorporation or organization)     (IRS Employer Identification No.)


        390 Greenwich Street                               10013
         New York, New York
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(Address of principal executive offices)                 (Zip Code)

If this form relates to the registration  If this form relates to the registration of  a  class  of  securities pursuant to  of  a  class  of  securities pursuant to
Section 12(b) of the Exchange Act and is  Section 12(g) of the Exchange Act and is
effective      pursuant    to    General  effective     pursuant    to     General
Instruction A. (c),  please  check   the  Instruction A. (d),  please  check   the
following box. [x]                        following box. [_]

----------------------------------------  ----------------------------------------

        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                 Name of Each Exchange on Which
           to be so Registered                 Each Class is to be Registered
----------------------------------------  ----------------------------------------
 8,300,000 TIERS(R) Principal-Protected
    Minimum Return Trust Certificates,
 Series Nasdaq 2003-12 with a principal
         amount of $80,300,000
         (the "Certificates")                     American Stock Exchange
----------------------------------------  ----------------------------------------

       Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
                                      ----

Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information--Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-12, a copy of which Prospectus Supplement was filed on or about March 26, 2003 pursuant to Rule 424(b) under the Securities Act of 1933, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated May 19, 2003, which description is incorporated herein by reference.

Item 2.   Exhibits.
          --------

          1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

          2. By-laws,  as amended, of Structured Products Corp. are set forth as
Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

          3. Form of Corporate Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

          4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

          5. The Preliminary Prospectus Supplement dated May 30, 2003 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-12, which was filed with the Securities and Exchange Commission on or about June 2, 2003, pursuant to Rule 424(b)(2) under the Securities Act of 1933, and is incorporated herein by reference.

          6. The Prospectus Supplement dated June 25, 2003 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-12, which was filed with the Securities and Exchange Commission on or about June 26, 2003, pursuant to Rule 424(b) under the Securities Act of 1933, and is incorporated herein by reference.

          7. Form of TIERS(R) Asset Backed Supplement Series Nasdaq 2003-12 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-12, which is set forth as an exhibit on Form 8-A12B filed with the Securities and Exchange Commission, for Structured Products Corp., on June 20, 2003, and is incorporated herein by reference.


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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                          STRUCTURED PRODUCTS CORP.
Date: June 20, 2003




                                          By:  /s/ John W. Dickey
                                            ------------------------------------
                                            John W. Dickey
                                            Authorized Signatory